SquareTwo Financial Reports Strong Fourth Quarter and Full Year 2012 Results

DENVER, March 1, 2013 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter and full year ended December 31, 2012.

“SquareTwo Financial produced a solid fourth quarter, however, we are especially pleased to report that 2012 was the company's strongest 12-month period in its history,” said president and CEO, Paul A. Larkins. "We attribute our continued success to our sustained focus on enhancing our operations and technology, our ongoing commitment to our customers, and the strategic investments we've made over the last several years to prepare for the current regulatory environment.”

For the year ended December 31, 2012:

•	Cash proceeds on purchased debt were a record $608.0 million, a 29.2% increase over the $470.7 million in 2011.

•
Investment in purchased debt was $272.8 million, to purchase $3.8 billion in face value of debt, compared to $267.7 million to purchase $3.9 billion in face value of debt in 2011. The total investment in purchased debt was a 1.9% increase from the prior year.

•	Revenue recognized on purchased debt, net was $353.4 million, an increase of $126.3 million or 55.6% from the $227.1 million recognized in 2011.

•
Costs to collect purchased debt including court costs were $235.9 million, or 40.8% of collections for the year. This was an increase of 61 basis points from 2011. Costs to collect excluding court costs were $197.0 million, or 34.1% of collections, which represented an increase of 34 basis points from 2011.

•	EBITDA was $83.3 million for the year ended December 31, 2012, compared to $14.4 million in 2011.

•	Net income was $22.6 million, compared to a net loss of $41.1 million in 2011.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $348.3 million, a 31.1% increase over the $265.7 million in 2011.

For the quarter ended December 31, 2012:

•	Cash proceeds on purchased debt were $140.4 million, a 15.3% increase over the $121.7 million in the fourth quarter of 2011.

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Investment in purchased debt was $57.2 million, to purchase $0.6 billion in face value of debt, compared to $65.1 million to purchase $0.9 billion in face value of debt in the fourth quarter of 2011. The total investment in purchased debt was a $7.9 million decrease from the fourth quarter of 2011.

•	Revenue recognized on purchased debt, net was $94.6 million, an increase of $38.9 million from the $55.7 million recognized in the fourth quarter of 2011.

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Costs to collect purchased debt including court costs were $56.5 million, or 42.1% of collections for the quarter. This was an increase of 195 basis points from the fourth quarter of 2011. Costs to collect excluding court costs were $45.0 million, or 33.5% of collections, which represented an increase of 51 basis points from the fourth quarter of 2011.

•	EBITDA was $27.9 million, compared to negative $1.9 million in the fourth quarter of 2011.

•	Net income was $12.7 million, compared to a net loss of $16.2 million in the fourth quarter of 2011.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $76.7 million, a 15.1% increase over the $66.6 million in the fourth quarter of 2011.

The following table summarizes our results of operations for the full year and quarter ended December 31, 2012:

	Quarter Ended	Year Ended
	December 31,	December 31,
	2012	2012
Total revenues	$94,775	$354,277
Total operating expenses	68,652	280,033
Operating income	26,123	74,244
Total other expense	12,007	46,195
Income before income taxes	14,116	28,049
Income tax expense	(1,381)	(5,435)
Net income	$12,735	$22,614

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Adjusted EBITDA ($ in thousands)	2012	2012
Voluntary, non-legal collections	$81,695	$381,651
Legal collections	47,242	177,201
Other collections(1)	5,298	19,267
Sales & recourse	6,134	29,898
Contribution of other business activities(2)	2,985	14,067
Total inflows	143,354	622,084

Collection expenses on:
Purchased debt	42,949	189,209
Contingent debt	4	57
Court costs, net	11,184	37,317
Other direct operating expenses	2,018	7,801
Salaries, general and administrative expenses	10,694	38,789
Other(3)	870	3,130
Total outflows	67,719	276,303
Adjustments(4)	1,070	2,510
Adjusted EBITDA	$76,705	$348,291

(1)	Other includes collections and court cost recoveries on commercial, student loan, and medical accounts.

(2)	Includes royalties on purchased debt, revenues on contingent debt, and other revenue.

(3)	Represents certain other items consistent with our covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include the non-cash expense related to option grants of Parent’s equity granted to our employees, directors and franchisees, franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles Net Income to Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Reconciliation of Net Income to Adjusted EBITDA ($ in thousands)	2012	2012
Net income	$12,735	$22,614
Interest expense	11,946	48,456
Interest income	(13)	(77)
Income tax expense	1,381	5,435
Depreciation and amortization	1,803	6,860
EBITDA	27,852	83,288
Adjustments related to purchased debt accounting
Proceeds recorded as reduction of carrying value(1)	54,670	272,767
Amortization of step-up of carrying value(2)	26	142
Change in valuation allowance(3)	(6,863)	(7,737)
Certain other or non-cash expenses
Stock option expense(4)	(80)	152
Net gain on sale of property and equipment	—	(2,679)
Other(5)	1,100	2,358
Adjusted EBITDA	$76,705	$348,291

(1)	Cash proceeds applied to the carrying value of purchased debt rather than recorded as revenue.

(2)	Non-cash amortization of a step-up in the carrying value of certain purchased debt assets related to purchase accounting adjustments resulting from the 2005 acquisition of SquareTwo by CA Holding.

(3)	Represents changes in non-cash valuation allowances on purchased debt.

(4)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and franchisees.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles net cash provided by operating activities to Adjusted EBITDA:

	Quarter Ended	Year Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	December 31,	December 31,
	2012	2012
Net cash provided by operating activities	$20,765	$23,479
Proceeds recorded as reduction of carrying value(1)	54,670	272,767
Interest expense to be paid in cash(2)	11,037	44,833
Interest income	(13)	(77)
Other non-cash expense	(944)	(836)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	(19,162)	(1,065)
Other operating assets and liabilities and deferred taxes(4)	7,871	4,076
Income tax expense	1,381	5,435
Net gain on sale of property and equipment	—	(2,679)
Other(5)	1,100	2,358
Adjusted EBITDA	$76,705	$348,291

(1)	Cash proceeds applied to the carrying value of purchased debt are shown in the investing activities section of the consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG, certain transaction expenses, executive recruitment, and severance expense.

Additional Financial Information:

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In the year ended December 31, 2012, the Company reversed net non-cash valuation allowances of $7.7 million on its purchased debt assets. Comparatively, the Company recorded non-cash valuation allowance charges of $25.8 million in the year ended December 31, 2011.

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In the quarter ended December 31, 2012, the Company reversed net non-cash valuation allowances of $6.9 million on its purchased debt assets. Comparatively, the Company recorded non-cash valuation allowance charges of $5.6 million in the quarter ended December 31, 2011.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time/ 10:30 AM Eastern time to discuss our fourth quarter and full year 2012 results. Please download our Year End 2012 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial 877-522-6079 for domestic access, and 706-643-6127 for international access. Please reference confirmation ID #98172975 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K as of December 31, 2012. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and footnotes in our 10-K as of December 31, 2012.